Exhibit 21

Active Subsidiaries
Subsidiary Information System
As of: March 12, 2020

The following subsidiaries are wholly-owned by the registrant or another subsidiary of the Registrant.

Academia de Negocios S/C Ltda.
Administradora Dart, S. de R.L. de C.V.
Armand Dupree, Inc.
Avroy Shlain Cosmetics (Botswana) (Pty) Ltd.
Avroy Shlain Cosmetics (Namibia) (Pty) Ltd.
Avroy Shlain Cosmetics (Pty) Ltd.
BBVA Bancomer Trust
BC International Cosmetic & Image Services, Inc.
BeautiControl Cosmeticos Do Brasil Ltda.
BeautiControl, Inc.
Beauty Products, Inc.
CAV Sui Centro de Apoio de Vendas de Produtos
Centro de Distribuicao Mineira de Produtos de Plastico Ltda.
Centro de Distribuicao RS Ltda
Centro Oeste Distribuidora de Produtos Plasticos Ltda.
CH Laboratories Pty Ltd
Corcovado-Plast Distribuidora de Artigos Domesticos Ltda.
Cosmetic Manufacturers Pty. Ltd.
Dart de Venezuela, C.A.
Dart do Brasil Industria e Comercio Ltda.
Dart Financial Services, Ltd.
Dart Industries (New Zealand) Limited
Dart Industries Hong Kong Limited
Dart Industries Inc.
Dart Manufacturing India Pvt. Ltd.
Dart S.A. de C.V.
Dartco Manufacturing Inc.
Deerfield Cinque Terre, LLC
Deerfield Crosslands, LLC
Deerfield Land Corporation
Diecraft Australia Pty. Ltd.
Distribuidora Baiana de Produtos Plasticos Ltda
Distribuidora Comercial Nordeste de Produtos Plasticos Ltda.
Distribuidora Comercial Paulista de Plasticos Ltda.
Distribuidora Esplanada de Produtos Plasticos Ltda
FC Mexican Consulting, S.de R.L. de C.V.
Fuller Beauty Cosmetics de Mexico, S.de R.L. de C.V.
Fuller Beauty Cosmetics S. de RL de CV
Fuller Beauty Cosmetics Trainee, S.de R.L. de C.V.
Fuller Cosmetics Venda Direta de Cosmeticos Ltda.
Fuller Cosmetics S. A de C.V.
House of Fuller S de RL de CV
lnmobiliaria Meck-Mex SA de CV
International Investor, Inc.
Inversiones TWPT, C.A.
Latin America Investments,Inc.
Newco Logistica e Participacoes Ltda.
NM Holdings (New Zealand)
NuMet Holdings Pty. Ltd.
Nutrimetics Australia Pty. Ltd.
Nutrimetics France SAS
Nutri-Metics Holding France SASU
Nutri-metics International (Greece) A.E.

Exhibit 21

Active Subsidiaries
Subsidiary Information System
As of: March 12, 2020

Nutrimetics International (NZ) Limited
Nuvo Cosmeticos S.A.
Osceola Corporate Center Master Owners' Association,Inc.
Premiere Brands International C.V.
Premiere Brands International Cooperatief U.A.
Premiere Brands International LLC
Premiere Brands LLC
Premiere Products Brands of Canada, Ltd.
Premiere Products, Inc.
Premiere Servicios de Administracion S.de R.L.
Probemex S.A. de C.V.
PT Cahaya Prestasi Indonesia
PT Tupperware Indonesia
Servicios Administrativos Fuller, S. de R.L. de C.V.
Tupperware (China) Company Limited
Tupperware (Portugal) Artigos Domesicos Limitada, Sucursal en Espana
Tupperware (Portugal) Artigos Domesticos, Unipessoal, Lda.
Tupperware (Suisse) SA
Tupperware Asia Pacific Holdings Private Limited
Tupperware Australia Pty, Ltd.
Tupperware Bangladesh Private Limited
Tupperware Belgium N.V.
Tupperware Brands (Thailand) Limited
Tupperware Brands Americas B.V.
Tupperware Brands Argentina S.A.
Tupperware Brands Asia Pacific Pte. Ltd.
Tupperware Brands Corporation
Tupperware Brands Financing B.V.
Tupperware Brands Foundation
Tupperware Brands Japan Ltd.
Tupperware Brands Korea Ltd.
Tupperware Brands Latin America Holdings, LLC
Tupperware Brands Malaysia Sdn. Bhd.
Tupperware Brands Mexico, S. de R.L. de C.V.
Tupperware Brands Philippines, Inc.
Tupperware Bulgaria Ltd.
Tupperware Colombia S.A.S.
Tupperware Czech Republic, spol. s.r.o.
Tupperware d.o.o.
Tupperware de El Salvador, S.A. de C.V.
Tupperware de Guatemala, S.A.
Tupperware Del Ecuador Cia. Ltda.
Tupperware Deutschland GmbH
Tupperware Distributors, Inc.
Tupperware East Asia, LLC
Tupperware Eastern Europe s.r.l.
Tupperware Egypt Ltd
Tupperware Europe, Africa and Middle East Sarl
Tupperware Finance Company B. V.
Tupperware Finance Holding Company B.V.
Tupperware France S.A.
Tupperware General Services N.V.
Tupperware Global Center SARL
Tupperware Hellas S.A.I.C.
Tupperware HK Procurement Limited

Exhibit 21

Active Subsidiaries
Subsidiary Information System
As of: March 12, 2020

Tupperware Holdings South Africa (Pty) Ltd
Tupperware Home Parties, LLC
Tupperware Honduras, S. de R.L.
Tupperware Hungary Kft.
Tupperware Iberica S.A.
Tupperware India Private Limited
Tupperware International Capital Limited
Tupperware International Holdings Corporation
Tupperware Israel Ltd.
Tupperware Italia S.p.A.
Tupperware Kazakhstan Limited Liability Partnership
Tupperware Morocco
Tupperware Nederland B.V.
Tupperware Nederland B.V. Amsterdam
Tupperware New Zealand Staff Superannuation Plan
Tupperware Nordic A/S
Tupperware Osterreich G.m.b.H.
Tupperware Panama, S.A.
Tupperware Polska Sp.z.o.o.
Tupperware Products S.A.
Tupperware Products, Inc.
Tupperware Products, Inc. Wilmington
Tupperware Services, Inc.
Tupperware Singapore Pte. Ltd.
Tupperware Southern Africa (Proprietary) Limited
Tupperware Trading Services (Shenzhen) Co., Ltd.
Tupperware Turkey, Inc. Istanbul Turkiye Subesi
Tupperware U.S., Inc.
Tupperware Ukraine, LLC
Tupperware United Kingdom & Ireland Limited
Tupperware Vietnam LLC
Tupperware Industria Lusitana de Artigos Domesticos, Limitada
Tupperware LLC
TWP S.A.
Uniao Norte Distribuidora de Produtos Plasticos Ltda
Uniao Sul Comercial

All subsidiaries listed above are included in the consolidated financial statements of the Registrant as consolidated subsidiaries, except for subsidiaries owned 50% or less.